EXHIBIT 23-CONSENT OF GEO. S. OLIVE & CO. LLC
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We consent to the incorporation by reference in the Registration Statements on
Form S-8's, File No's. 33-41105, 33-95866 and 33-95868, and on Form S-3, File
No. 33-83838, of our report dated January 30, 1998 contained in the 1997
Annual Report to Shareholders of ANB Corporation, which is incorporated by reference in this Form 10-K.


GEO. S. OLIVE & CO. LLC



Indianapolis, Indiana
March 24, 1998